MANAGEMENT SECURITY PLAN


                                       OF


                    WINN-DIXIE STORES, INC. AND SUBSIDIARIES



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                                TABLE OF CONTENTS



 Article                     Subject                                     Page
 -------                     -------                                     ----


    1         Definitions                                                  1

    2         Eligibility and Membership                                   2

    3         Retirement Benefit and Benefit Upon
              Separation from Service                                      2

    4         Death Benefit                                                4

    5         Beneficiary                                                  6

    6         Leave of Absence                                             6

    7         Employer Liability                                           6

    8         Termination of Employment                                    7

    9         Termination or Reduction of Participation                    7

   10         Termination, Amendment, Modification,
              or Supplement of Plan                                        8

   11         Other Benefits and Agreements                                8

   12         Restrictions on Alienation of Benefits                       9

   13         Administration of the Plan                                   9

   14         Miscellaneous                                               10

   15         Adoption of Plan by Subsidiary, Affiliated
              or Associated Companies                                     11

              Plan Agreement                                              I-1

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                            MANAGEMENT SECURITY PLAN
                    WINN-DIXIE STORES, INC. AND SUBSIDIARIES


                           Purpose and Effective Date

     The purpose of the Plan is to provide specific benefits to a limited group of management employees who contribute materially to the continued growth,
development,   and  future   business  of  Winn-Dixie   Stores,   Inc.  and  its
subsidiaries. The Plan is amended and restated hereby effective June 30, 1982, and is hereby further amended and restated effective May 1, 1992.

                                    Article 1

                                   Definitions

     For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.0  "Company" shall mean Winn-Dixie Stores, Inc.

1.1 "Beneficiary" shall mean the person or persons or the estate of a Participant, entitled to receive any benefits under this Plan upon the death of a Participant.

1.2 "Committee" shall mean the Administrative Committee appointed to manage and administer the Plan in accordance with the provisions of Article 13 of this Plan.

1.3 "Employee" shall mean any person who is in the regular full time employment of the Company or one of its subsidiaries as determined by the personnel rules and practices of the Company or the subsidiary. The term does not include persons who are retained as consultants or other independent contractors.

1.4 "Employer" shall mean the Company and any subsidiary having one or more Employees who are eligible to participate in the Plan and have been selected by the Committee to participate. Where the context dictates, the term "Employer" as used herein, refers to the particular Employer which has entered into a Plan Agreement with a specific Participant.

1.5 "Benefit Level" shall mean that level of benefits (Death and Retirement) which is made available by the Company to the Participant for computation of Retirement and Death Benefits pursuant to the terms and conditions of the Plan.

     "Employee's Benefit Level" shall mean that portion of the Benefit Level which the Participant chooses as a basis for computation of Death and Retirement Benefits pursuant to the terms and conditions of the Plan.

1.6 "Participant" shall mean an Employee who is selected and elects to participate in the Plan as provided in Article 2 hereof.

1.7 "Plan" shall mean the Management Security Plan of Winn-Dixie Stores, Inc., and its subsidiaries, which shall be evidenced by this instrument and by each Plan Agreement.

1.8 "Plan Agreement" shall mean the form of written agreement, attached hereto as Annex I, which is entered into from time to time by and between an Employer and a Participant. Each Plan Agreement executed by a Participant

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     shall provide for the entire benefit to which such  Participant is entitled under the Plan, and the Plan Agreement bearing the latest date shall govern such entitlement.

1.9 "Retirement" and "Retire" shall mean severance from employment with the Employer on or after the normal retirement date or, with the consent of the Employer, after the attainment of fifty-five (55) years of age.

1.10 "Normal Retirement Date" shall be the first day of the month following the month in which the Participant attains his or her 65th birthday.

1.11 "Early Retirement Date" shall be the date of Retirement prior to the Normal Retirement Date occurring anytime after the first day of the month following the month in which the Participant attains his or her fifty-fifth
     (55th) birthday.

                                    Article 2

                           Eligibility and Membership

2.0 The Committee shall have the sole discretion to determine the Employees that are eligible to become Participants in accordance with the purposes of the Plan.

2.1 As a condition of participation, each Participant so selected shall complete, execute, and return to the Committee a Plan Agreement in the form attached hereto as Annex I and comply with such further conditions as may be established by and in the sole discretion of the Committee.

                                    Article 3

                       Retirement Benefit and Benefit Upon
                             Separation from Service

3.0 If a Participant remains an employee and retires at his or her Normal Retirement Date, and if the Plan and Plan Agreement have been kept in force, the Employer will pay or cause to be paid to such Participant the amount specified in the Plan Agreement as a Retirement Benefit. Such Retirement Benefit shall be divided into two parts: Part A and Part B.

     Part A shall consist of 75% of the total Retirement Benefit and shall be paid in equal monthly installments which commence on the first day of the month following such Retirement and continue for a total of one hundred and twenty (120) months.

     Part B shall consist of 25% of the total Retirement Benefit and shall be paid in one sum when the Participant dies subsequent to retiring, as soon as practicable after receipt of satisfactory proof of death as determined acceptable by the Administrative Committee.

3.1 The Committee and only the Committee may permit a Participant to receive an Early Retirement Benefit commencing at any time after attaining age fifty-five (55) and before age sixty-five (65). In such event, the Retirement Benefit shall be determined as specified in Section 3.7. Part A payments shall commence on the first day of the month following such Early Retirement and continue for a total of one hundred and twenty (120) months. Part B payments shall be made as specified in Section 3.0.

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3.2  If a  Participant  who is  fifty-five  (55) years or older  shall die after
     Retirement but before the applicable Retirement Benefit Part A is paid in full, the unpaid Retirement Benefit payments to which such Participant is entitled shall continue and be paid in addition to the Part B payment to that Participant's Beneficiary. Such payments shall be made in accordance with the payment schedule applicable to that Participant pursuant to
     Section 3.0 of the Plan.

3.3 A Participant may irrevocably elect to have any Retirement Benefit due paid to his or her Beneficiary at the time of Participant's death. Such Benefit shall be divided into Part A and Part B as provided in Section 3.0 and paid in accordance with the provisions of such Section, commencing with the first day of the month following the Participant's death (rather than at Retirement as provided in Part A of Section 3.0) and subject to receipt of satisfactory proof of death as determined acceptable by the Administrative Committee. Such election to treat Retirement Benefits shall be set forth in the Plan Agreement, and the Participant shall execute Section 3(d) of the Plan Agreement (Annex I).

3.4 No Death Benefit as defined in Article 4 shall be paid to the Beneficiary of a Participant who dies after Retirement but before the Retirement Benefit is paid in full.

3.5 A Participant who ceases to be an Employee before completion of one (1) full year of participation in the Plan except as a result of death, retirement, or total disability within the meaning of Section 4.6 shall not be entitled to any benefits and the Employer shall have no obligation to such Participant.

3.6 A Participant who ceases to be an Employee after one (1) full year of participation, but before eligibility for Retirement, except for death or total disability within the meaning of Section 4.6 shall be entitled to receive a termination benefit. Said benefit shall be a reduced Retirement Benefit calculated in accordance with Section 3.7 and divided in accordance with Section 3.0. Part A payments shall commence on what would have been the former Participant's Normal Retirement Date. Part B payments shall be made as specified in Section 3.0. If the former Participant's death occurs before attaining age sixty-five (65), Part A Benefits will commence and be paid to the Participant's Beneficiary for one hundred and twenty (120) months, and Part B Benefits will be paid in one sum.

3.7 The total reduced Retirement Benefit in the event of an Early Retirement described in Section 3.1, or a termination described in Section 3.6 shall be the amount of the Retirement Benefit set forth in the Plan Agreement multiplied by a fraction, the numerator of which is the number of whole years of participation in the Plan and the denominator of which is the number of years from Participant's age at entry into the Plan to the year in which Participant attains age sixty-five (65). If increased amounts of participation have been added since initial entry into this, successor, or predecessor Plans, the reduced benefit as a result of Early Retirement or termination shall be determined by reducing each increment of participation in accordance with the formula.

3.8 If a Participant elects to continue employment beyond the Normal Retirement Date, the Committee, and only the Committee, will specify the amount of Participant's Retirement Benefit, which shall be evidenced by a new Plan Agreement to be executed by the Participant.

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                                    Article 4

                                  Death Benefit

4.0 If a Participant dies before Retirement and the Plan is in effect at the time, the Employer will pay or cause to be paid a Death Benefit to such Participant's Beneficiary. The said Death Benefit shall be the full amount of one hundred percent (100%) of the Employee's Benefit Level as set forth in the Plan Agreement for the first twelve (12) months after such death and fifty percent (50%) of the said Employee's Benefit Level for the next one hundred and eight (108) months, or until the Participant would have attained age sixty-five (65) whichever is later. Such payments shall commence effective the first day of the month following the date of death.

4.1  The obligation of the Employer to pay the Death Benefit shall exist only if


     (a) at the time of death, the Participant was an active Employee, or was totally disabled as defined in Section 4.6 or on an authorized leave of absence,

     (b) the Participant made all payments required by Sections 4.2 through 4.5 unless any unpaid amounts were being waived as a result of disability,

     (c)  the Plan Agreement had been kept in force until the time of death,

     (d) the Participant's death was not a result of suicide within two years after the date of the original Plan Agreement, or within two years of the date of any subsequent Plan Agreement which is the result of additional benefits granted because of an increase in Employee's Benefit Level, but the amount of the Death Benefit which the Employer shall not be obligated to pay shall be limited to benefits granted within two years prior to the date of such suicide,

     (e) the Participant's death was determined not to be from a bodily or mental cause or causes, the information about which was withheld, or knowingly concealed, or falsely provided by the Participant, when requested by the Employer to furnish evidence of good health upon the Participant's enrolling in the Management Security Plan for any increments of the Employee's Benefit Level, and

     (f)  proof  of  death  in  such  form  as  determined   acceptable  by  the
          Administrative Committee is furnished.

4.2 Each Participant shall pay to the Employer a portion of the cost of Death Benefit protection. The amount and time of such payment shall be stated in the Plan Agreement and is dependent upon the size of the benefits therein specified, the Participant's age and Employee's Benefit Level.

4.3 Any increases in the Employee's Benefit Level and amounts to be paid as a result thereof shall be evidenced by the Plan Agreement.

4.4  The Participant's obligation to make the aforesaid payments shall

     (a)  be stated in the Plan Agreement,

MSP/5/92                                -4-

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     (b)  commence on the date specified in the Plan Agreement,

     (c) continue thereafter during the term of participation except as otherwise provided in Sections 4.6(c), 4.6(d), and 4.6(g), until the Participant's death, retirement, other termination of employment, or no longer required by the Committee, whichever first occurs.

4.5 A Participant may, with the consent of his or her Employer, increase or decrease the amount of the benefits initially selected by him or her, which increase or decrease shall be reflected in the Plan Agreement in accordance with the rules adopted by the Committee for this purpose. The amount to be paid by a Participant may be increased by the Committee to reflect increases in the Employee's Benefit Level.

4.6 Payments by a Participant pursuant to Section 4.2 through 4.5 and the Plan Agreement shall be made in the following manner and subject to the following terms and conditions:

     (a) A Participant shall authorize the Employer in the Plan Agreement to deduct and retain a monthly payment from the Participant's salary equal to the amount of the Participant's contribution.

     (b) The amount retained by the Employer shall be and become the property of that Employer without obligation to use the same in any specific manner and with no right of the Participant to reimbursement at any time.

     (c) A Participant who, prior to Retirement, is totally disabled for more than three (3) months shall not be required to make any payments as provided in Section 4.2 through 4.5 of this Plan beginning with the fourth month following the date such total disability occurs and for as long as such disability continues subject to the provisions of
          Section 4.6(d).

     (d) The Employer will be obligated to waive payments of a totally disabled Participant only if

          (i) the Participant's disability was not caused by illegal or criminal acts of the Participant or was not intentionally self-inflicted, and

          (ii) the Participant has made all payments required by the Plan and Plan Agreement, and

          (iii) the Participant's Plan Agreement was in force.

          If all provisions of Article 4.6 (d) are met, the Employer will be obligated to waive payments of a totally disabled Participant on authorized leave of absence at the time such disability occurred.

     (e) If a Participant dies prior to Retirement while such Participant's payments are being waived, the Death Benefit provided in Article 4.0 shall be paid in accordance with the provisions of that Article.

MSP/5/92                                -5-

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     (f)  If a Participant  retires after  attaining age  fifty-five  (55) while such Participant's payments are being waived, the Retirement Benefit provided in Article 3 shall be paid in accordance with the provisions of that Article.

     (g) The determination of what constitutes total disability and the removal thereof for purposes of this Article, shall be made by the Committee, in its sole discretion, and such determination shall be conclusive.

                                    Article 5

                                   Beneficiary

5.0 A Participant shall designate his or her Beneficiary to receive benefits under the Plan by completing the appropriate space in the Plan Agreement. If more than one Beneficiary is named, the shares and preference of each shall be indicated.

5.1 Unless a Participant has previously named an irrevocable Beneficiary, Participant shall have the right to change the Beneficiary by submitting to the Committee a Change of Beneficiary in the form attached as Annex 2 hereof.

5.2 No Change of Beneficiary shall be effective until acknowledged in writing by the Committee.

5.3 If the Employer has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, it shall have the right to withhold such payments until the matter is finally adjudicated.

5.4 Any payment made by the Employer in accordance with this Plan in good faith shall fully discharge the Employer from all further obligations with respect to such payment.

                                    Article 6

                                Leave of Absence

6.0 If a Participant is authorized by the Employer for any reason to take a leave of absence from employment, such Participant shall be required to continue to make all monthly payments in order to maintain the Plan Agreement in force except as provided in Article 4.6(c) and 4.6(d).

6.1 Failure to make any such payment shall cause a Plan Agreement to terminate without the necessity of any notice from either party to the other. From and after such termination, neither party shall have any further obligation to the other party under the Plan or Plan Agreement.

                                    Article 7

                               Employer Liability

7.0 Amounts payable to a Participant shall be paid from the general assets of the Employer exclusively.

7.1 No person entitled to any payment shall have any claim, right, security or other interest in any asset of the Employer.

MSP/5/92                                -6-

7.2 The Employer's liability for the payment of benefits shall be evidenced only by this Plan and each Plan Agreement entered into between the Employer and a Participant.

7.3 The Employer shall require that an Employee satisfy evidence of good health prior to becoming a Participant or when enrolling for any increase in Employee's Benefit Level. The Employee agrees to cooperate by

     (a) furnishing such information as the Employer may require, including but not limited to reports of physical examinations of any previous employer,

     (b) taking such additional physical examinations as may be requested by the Employer, and

     (c)  doing any other act which may be requested by the Employer.

7.4 If the Employee does not cooperate in the completion of such requirements, the Employer shall have no further obligation to the Employee under the Plan except as to any benefits previously granted.

7.5 The Employer shall have no obligation of any nature whatsoever to a Participant under the Plan and Plan Agreement, except as otherwise specifically provided in the Plan, if the Participant's death was determined to be from a bodily or mental cause or causes, the information about which was withheld, or knowingly concealed, or falsely provided by the Participant, when requested by the Employer to furnish evidence of good health upon the Participant's enrolling in the Management Security Plan for any increments of the Employee's Benefit Level.

                                    Article 8

                            Termination of Employment

     Neither the Plan nor the Plan Agreement, either singly or collectively, obligate the Company or any subsidiary of the Company to continue the employment of the Participant or limits the right of a Company or subsidiary at any time and for any reason to terminate a Participant's employment. Termination of a Participant's employment with the Company and subsidiaries for any reason, whether by action of the Company, Subsidiary or Participant, shall immediately terminate Participant's participation in the Plan and Plan Agreement and all further obligations of either party to the other, except as may be provided in
Section 3.6. In no event shall the Plan or the Plan Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Company or any subsidiary and a Participant.

                                    Article 9

                    Termination or Reduction of Participation

9.0 A Participant may terminate participation in the Plan and Plan Agreement at any time by giving the Employer written notice of such termination not less than 30 days prior to the anniversary date of the date of execution of the most recently executed Plan Agreement attached as Annex I.

9.1 Participants who elect to terminate participation in the Plan and Plan Agreement after one (1) full year of participation but before eligibility for Retirement will be entitled to the same benefits as a Participant who ceases to be an Employee as described in Section 3.6. Such Participants

MSP/5/92                                -7-
     will not be entitled to a Death Benefit defined in Section 4.0.

9.2 Participants who cease to own the full number of shares of Common Stock of the Company required to qualify for participation in the Plan or who cease to hold a position qualifying for the limited group of management employees to which the Plan applies shall, effective as of the date of such change, have their Benefits adjusted pursuant to Section 3.6.

     A Participant who continues to qualify at and elects to participate at a reduced Benefit Level may do so. Such participation shall be at the reduced Benefit Level without regard to his or her previous participation. For purposes of determining reduced benefits as described in Section 3.7 as such shall apply to the reduced Benefit Level, Participant's date and age of entry shall be those as of the effective date of reduced Benefit Level.

9.3 The Company and each Employer, subject to approval of the Committee, reserves the right to delay or modify application of Section 9.2 above as to a particular Participant as determined to be in the best interests of the Company and Employer.

                                   Article 10

           Termination, Amendment, Modification or Supplement of Plan

10.0 The Company reserves the right to terminate this Plan.

10.1 The Company reserves the right to totally or partially amend, modify or supplement this Plan at any time.

10.2 The Company and each Employer reserves the right to terminate the Plan Agreement of any Employee.

10.3 The right to terminate, amend, modify or supplement the Plan or terminate any Plan Agreement shall be exercised for the Company or other Employer by the Committee.

10.4 No action to terminate, amend, modify or supplement the Plan or terminate any Plan Agreement shall be taken except upon written notice to each Participant to be affected thereby not less than 30 days prior to such action.

10.5 The Committee shall take no action to terminate the Plan or a Plan Agreement with respect to a Participant or Participant's Beneficiary after entitlement to any benefits pursuant to Article 3 or Article 4 of this Plan has occurred.

10.6 Upon the termination of this Plan or any Plan Agreement by either the Committee or a Participant in accordance with any provisions for such termination, neither the Plan nor the Plan Agreement shall be of any further force and effect and no party shall have any further obligation under either this Plan or Plan Agreement so terminated, except as may be provided in Section 3.6 hereof.

                                   Article 11

                          Other Benefits and Agreements

     The benefit provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company or other Employer

MSP/5/92                                -8-
and the Plan shall supplement and shall not supersede, modify or amend any other plan or program except as may otherwise be expressly provided. Benefits under the Plan shall not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by the Company or any of its subsidiaries which is qualified under Section 401(a) and 501(a), Internal Revenue Code of 1954, as amended.

                                   Article 12

                     Restrictions on Alienation of Benefits

     No right or benefit under the Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or change, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or change the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contract, liabilities, or torts of the person entitled to such benefit.

                                   Article 13

                           Administration of the Plan

13.0 The sole right of construction, interpretation and general administration of the Plan shall be vested in the Committee. The number of members of the Committee shall be designated and appointed from time to time by and shall serve at the pleasure of the Board of Directors of the Company.

13.1 The Board of Directors of The Company shall designate one of the members of the Committee as Chairman and shall appoint a Secretary who need not be a member of the Committee. The Secretary shall keep minutes of the Committee's proceedings and all data, records and documents relating to the Committee's administration of the Plan. The Committee may appoint from its number such subcommittees with such powers as the Committee shall determine and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee.

13.2 The Committee may act or adopt Resolutions with or without a meeting. Any action taken or resolution adopted without a meeting shall require the written consent of all duly appointed and acting members. Any action taken or resolution adopted without a meeting shall require written consent of all duly appointed and acting members. Any action taken or resolution adopted at a meeting of the Committee shall require approval of a majority of a quorum. A quorum shall consist of a majority of the duly appointed and acting members.

13.3 The Committee shall establish rules, forms and procedures for the administration of the Plan from time to time. The Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan.

13.4 The Committee shall have the exclusive right to determine

         (a) disability in respect to a Participant, and

         (b) the degree thereof.

13.5 The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal

MSP/5/92                                -9-
     counsel. Such legal counsel may be counsel for the Company.

13.6 No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part, excepting only his own willful misconduct. The Employer shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Committee shall be so indemnified, shall include, without limitation, the amount of any settlement or judgment costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled as a matter of law.

13.7 The Committee shall have the power to compute, certify and authorize all disbursements of the amount and kind of benefits payable to Participants and their Beneficiaries under the Plan.

13.8 The Company and each other Employer shall supply full and timely information to the Committee on all matters relating to the compensation, retirement, death or other termination of employment of all Participants, and such other pertinent facts as the Committee may require.

                                   Article 14

                                  Miscellaneous

14.0 Any notice which shall or may be given under the Plan or Plan Agreement shall be in writing and shall be mailed by United States Mail, postage prepaid. If notice is to be given to the Company or an Employer, such notice shall be addressed to the Company at its general offices:

                             WINN-DIXIE STORES, INC.
                               5050 Edgewood Court
                                Post Office Box B
                           Jacksonville, Florida 32203

     marked for the attention of the Secretary, Administrative Committee, Management Security Plan; or if notice to a Participant, addressed to the address shown on such Participant's Plan Agreement.

14.1 Any party may change the address to which notices shall be mailed from time to time by giving written notice of such new address.

14.2 The Plan shall be binding upon the Company and each Employer and their respective successors and assigns, and upon a Participant, his Beneficiary, assigns, heirs, executors and administrators.

14.3 The Plan and Plan Agreement shall be governed by and construed under the laws of the State of Delaware.

14.4 Masculine pronouns wherever used shall include feminine pronouns and the singular shall include the plural.

MSP/5/92                                -10-

                                   Article 15

                         Adoption of Plan by Subsidiary,
                       Affiliated or Associated Companies

     Any corporation which is a subsidiary of the Company may, with the approval of the Committee, adopt this Plan and thereby come within the definition of Employer stated in Article 1 hereof.